EX-99.(q)

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Power of Attorney

Know All Men By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, and Robert Griffith, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date
/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	June 14, 2018

/s/ Scott M. McHugh	Treasurer, Senior Vice President and Principal Financial Officer	June 14, 2018
Scott M. McHugh

/s/ Joseph F. DiMaria	Principal Accounting Officer	June 14, 2018
Joseph F. DiMaria

/s/ Jessica Palmer	Chair and Trustee	June 14, 2018
Jessica Palmer

/s/ Kathryn A. Cassidy Kathryn A. Cassidy	Trustee	June 14, 2018

/s/ Diana M. Daniels	Trustee	June 14, 2018
Diana M. Daniels

/s/ Herbert J. Markley	Trustee	June 14, 2018
Herbert J. Markley

/s/ Roy W. Templin	Trustee	June 14, 2018
Roy W. Templin

/s/ Gregory G. Weaver	Trustee	June 14, 2018
Gregory G. Weaver